Exhibit 2.1

Secretary of State	DOCKET NUMBER	: 011300933
Corporations Division	CONTROL NUMBER	: K832088
315 West Tower	EFFECTIVE DATE	: 05/09/2001
#2 Martin Luther King, Jr. Dr.	REFERENCE	: 0044
Atlanta, Georgia 30334-1530	PRINT DATE	: 05/10/2001
	FORM NUMBER	: 111

KILPATRICK STOCKTON LLP

KELLY A. HOWLEY

1100 PEACHTREE ST, STE 2800

ATLANTA, GA 30309

CERTIFICATE OF AMENDMENT

I, Cathy Cox, the Secretary of State and the Corporations Commissioner of the State of Georgia, do hereby certify under the seal of my office that

OCONEE FINANCIAL CORPORATION

A DOMESTIC PROFIT CORPORATION

has filed article’s of amendment in the Office of the Secretary of State and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

/s/ Cathy Cox Cathy Cox Secretary of State

ARTICLES OF AMENDMENT OF OCONEE FINANCIAL CORPORATION	011300933 K832088

1.

The name of the corporation is Oconee Financial Corporation. The corporation was incorporated on August 27, 1998. (Control Number K832088)

2.

The Articles of Incorporation are amended by deleting Article IV in its entirety and inserting in lieu thereof the following:

“IV

The Corporation shall have authority to issue 1,500,000 shares of common stock, $2.00 par value (the “Common Stock”). The Common Stock shall together have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.”

3.

The amendment was duly adopted by written consent of the board of directors on April 16, 2001. Pursuant to O.C.G.A. §14-2-1002 shareholder action with respect to the amendment was not required.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation of Oconee Financial Corporation this 16th day of April, 2001.

OCONEE FINANCIAL CORPORATION

By:	/s/ B. Amrey Harden
Name:	B. Amrey Harden
Title:	President & CEO

Secretary of State	CONTROL NUMBER	: 9832088
Corporations Division	EFFECTIVE DATE	: 08/27/1998
Suite 315, West Tower	COUNTY	: OCONEE
2 Martin Luther King Jr. Dr.	REFERENCE	: 0048
Atlanta, Georgia 30334-1530	PRINT DATE	: 08/28/1998
	FORM NUMBER	: 311

F. SHEFFIELD HALE, ESQ.

1100 PEACHTREE STREET

SUITE 2800

ATLANTA, GA 30309

CERTIFICATE OF INCORPORATION

I, Lewis A. Massey, the Secretary of State and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that

OCONEE FINANCIAL CORPORATION

A DOMESTIC PROFIT CORPORATION

has been duly incorporated under the laws of the State of Georgia on the effective date stated above by the filing of articles of incorporation in the office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

/s/ Lewis A. Massey Lewis A. Massey Secretary of State

ARTICLES OF INCORPORATION

OF

OCONEE FINANCIAL CORPORATION

I.

The name of the corporation is Oconee Financial Corporation (the “Corporation”).

II.

The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code (the “Code”).

III.

The Corporation is a corporation for profit and is organized for the following general purposes: to be a bank holding company; to carry on any lawful businesses or activities relating thereto; and to engage in any lawful act or activity for which Corporations may be organized under the Georgia Business Corporation Code.

IV.

The Corporation shall have authority to issue 300,000 shares of common stock, $10.00 par value (the “Common Stock”). The Common Stock shall together have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

V.

The Corporation shall issue shares, option rights, or securities having conversion or option rights by first offering them to shareholders of the same class in proportion to their holdings of shares of such class. No holder of shares of any class shall have any preemptive right with respect to shares of any other class which may be issued or sold by the corporation. The holders of shares entitled to the preemptive rights shall be given prompt notice setting forth the time within which and the terms and conditions upon which such shareholders may exercise their preemptive rights. Such notice shall be given at least thirty (30) days prior to the expiration of the period during which the rights may be exercised.

There shall be no preemptive right to (i) shares issued as a share dividend; (ii) fractional shares; (iii) shares issued pursuant to employee stock option or purchase plans; (iv) shares issued pursuant to acquisitions of substantially all of the assets of a corporation; (v) shares released by waiver from their preemptive right by the affirmative vote or written consent of the holders of two-thirds of the shares of the class to be issued and (vi) shares which have been offered to shareholders to satisfy their preemptive right but not purchased by them within the prescribed time and which are thereafter issued or sold to any other person or persons at the price not less than the price at which they were offered to such shareholders.

VI.

The street address and county of the Corporation’s initial registered office shall be 35 North Main Street, Watkinsville, Georgia. The initial registered agent of the Corporation at that office shall be Jerry K. Wages.

VII.

The name and address of the sole incorporator is:

                                                                                                                 F. Sheffield Hale

                                                                                                  1100 Peachtree Street, Suite 2800

                                                                                                        Atlanta, Georgia 30309

                                                                                                                       VIII.

The mailing address of the initial principal office of the Corporation shall be:

35 North Main Street

Watkinsville, Georgia 30677-0205

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation as of this 27th day of August, 1998.

/s/ F. Sheffield Hale
F. Sheffield Hale, Incorporator